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                                                                  EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Rhythms NetConnections Inc. on Form S-8 of our report dated March 4, 1999, except for the last paragraph of Note 11 as to which the date is March 19, 1999, on our audits of the consolidated financial statements of Rhythms NetConnections Inc. as of December 31, 1997 and 1998 and for the period from February 27, 1997 (inception) to December 31, 1997 and the year ended
December 31, 1998, which report is included in this Annual Report on Form 10-K

PricewaterhouseCoopers LLP

Denver, Colorado
March 30, 1999